CONSENT OF INDEPENDENT AUDITORS



Mr. Roland Caldwell
C/Funds Group, Inc.
250 Tampa Avenue West
Venice, Florida 34285

Dear Mr. Caldwell:

We consent to the reference to our firm under the captions Performance and Expense Information and Custodian, Auditor, and Distributor, and to the use of our report, dated January 10, 1997, in this Securities and Exchange Commission filing of 1993 Act Post Effective Amendment No. 19 and 1940 Act Amendment No. 21 (Form N-1A, files #2-96218d/811-4246).

GREGORY, SHARER & STUART



/s/

St. Petersburg, Florida
October 16, 1997